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                                                                  EXHIBIT 4.3(d)

                       THIRD AMENDMENT TO CREDIT AGREEMENT
                      BETWEEN U.S. BANCORP AG CREDIT, INC.
                  AS AGENT FOR ITSELF AND CERTAIN OTHER LENDERS
                                       AND
                          PREMIUM STANDARD FARMS, INC.
                              DATED AUGUST 27, 1997

         This Third Amendment to Credit Agreement (this "AMENDMENT") is made this 1st day of August, 2000 among PREMIUM STANDARD FARMS, INC., a Delaware corporation ("PREMIUM"), CGC ASSET ACQUISITION CORP., a Delaware corporation ("ASSET SUB" and collectively with Premium, the "BORROWER"), the financial institutions listed on the signature pages hereof (collectively the "LENDERS" and individually a "LENDER") and U.S. BANCORP AG CREDIT, INC., a Colorado corporation (the "AGENT"), in its capacity as Agent for the Lenders under the Credit Agreement (hereinafter defined).

                                    RECITALS

         The Borrower's and the Lenders desire to amend the Credit Agreement dated as of August 27, 1997 among Premium, the Agent and the Lenders (as the same may be amended, replaced, restated and/or supplemented from time to time, the "CREDIT AGREEMENT") by decreasing the amount of and extending the term of the Revolving Loan Commitments. The amount of the Revolving Loan Commitments is being decreased from $90,000,000 in the aggregate to $65,700,000 in the aggregate to accommodate the departure of Caisse Nationale De Credit Agricole and Heller Financial, Inc. from the Lender group. Borrower shall also be required to pay the Restated Term Notes issued to Caisse Nationale De Credit Agricole and Heller Financial, Inc. The term of the Revolving Loan Commitments is being extended for 30 days in anticipation of the syndication of new credit facilities under the Credit Agreement in the amount of $225,000,000 during the month of August.

         NOW THEREFORE, in consideration of the foregoing and of the terms and conditions contained in the Credit Agreement and this Amendment, and of any loans or extensions of credit or other financial accommodations heretofore, now or hereafter made to or for the benefit of Premium or Asset Sub by the Agent and the Lenders, Premium, Asset Sub, the Agent and the Lenders agree as follows:

         1. Definitions. Capitalized terms used and not defined in this Amendment shall have the meanings given to such terms in the Credit Agreement.

         2. Replaced Defined Terms. Section 1.1 of the Credit Agreement, Defined Terms, is amended by eliminating the definitions of "A Revolving Loan Commitment", "B Revolving Loan Commitment" and "Revolving Maturity Date", and replacing them in full with the following definitions:
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                  "A REVOLVING LOAN COMMITMENT" shall mean as to any Lender, such Lender's Pro Rata Percentage of $43,800,000 as set forth opposite such Lender's name under the heading "A Revolving Loan Commitments" on
         Exhibit 1G, as such amount may be reduced or terminated from time to time pursuant to Section 4.4 or 11.1, and "A REVOLVING LOAN COMMITMENTS" shall mean collectively, the A Revolving Loan Commitments for all the Lenders.

                  "B REVOLVING LOAN COMMITMENT" shall mean as to any Lender, such Lender's Pro Rata Percentage of $21,900,000 as set forth opposite such Lender's name under the heading "B Revolving Loan Commitments" on
         Exhibit 1G, as such amount may be reduced or terminated from time to time pursuant to Section 4.4 or 11.1, and "B REVOLVING LOAN COMMITMENTS" shall mean collectively, the B Revolving Loan Commitments for all the Lenders.

                  "REVOLVING MATURITY DATE" shall mean August 31, 2000 or the earlier date of the termination in whole of the Commitments pursuant to
         Section 4.4 or 11.1.

                  "TERM LOAN COMMITMENT" shall mean as to any Lender, such Lender's Pro Rata Percentage of $21,900,000, as set forth opposite such Lender's name under the heading "Term Loan Commitments" on Exhibit 1G, as such amount may be reduced or terminated from time to time pursuant to Section 4.4 or 11.1, less such Lender's Pro Rata Percentage of principal payments received with respect to the Term Loan, and "Term Loan Commitments" shall mean collectively, the Term Loan Commitments for all the Lenders.

         3. Extension of Note Maturity Dates. The Maturity Dates set forth in the A Revolving Credit Notes and the B Revolving Credit Notes issued to the Lenders and dated May 13, 1998 shall be extended from July 31, 2000 to August 31, 2000. The A Revolving Credit Notes and the B Revolving Credit Notes issued to Caisse Nationale De Credit Agricole and Heller Financial, Inc. and dated May 13, 1998 shall be paid in full by Loans from the Lenders on the date of this Amendment.

         4. Payment of Certain Restated Term Notes. The Restated Term Notes issued to Caisse Nationale De Credit Agricole and Heller Financial, Inc. and dated May 13, 1998 shall be paid in full by Loans from the Lenders on the date of this Amendment. Effective on the date of this Amendment and upon the payments to them contemplated hereby, Caisse Nationale De Credit Agricole and Heller Financial, Inc. shall not be Lenders under the Credit Agreement.

         5. Section 13.18(a) of the Credit Agreement is amended to read in full as follows:

                  (a) All notices and other communications provided for herein shall be in writing (including telex, facsimile, or cable communication) and shall be mailed, telexed, cabled or delivered addressed as follows:

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                           (i) If to the Agent at:

                               U.S. Bancorp Ag Credit, Inc.
                               950 Seventeenth Street, Suite 350
                               Denver, Colorado 80202
                               Attn: Scott S. Trauth, President
                               Facsimile: (303) 585-4732

                               with a copy to:

                               Michael D. Killin
                               Campbell Bohn Killin Brittan & Ray, LLC
                               270 St. Paul Street, Suite 200
                               Denver, Colorado 80206
                               Facsimile: (303) 322-5800

                           (ii) If to the Borrower at:

                                Premium Standard Farms, Inc.
                                CGC Asset Acquisition, Inc.
                                423 West 8th Street, Suite 200
                                Kansas City, Missouri 64105
                                Attn: Chief Financial Officer

                                with a copy to:

                                John Brungardt
                                Blackwell Sanders Peper Martin, LLP
                                2300 Main Street, Suite 1000
                                Kansas City, Missouri 64108

                           (iii) If to any of the Lenders other than the Agent, at the address for such Lender set forth on the applicable signature page of this Agreement;

         and, as to each party hereto, at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telecopied, telexed, transmitted, or cabled, become effective when deposited in the mail, confirmed by telex answerback, transmitted by telecopier, or delivered to the cable company, respectively except that notices and communications to the Agent shall not be effective until actually received by the Agent.

         6. Exhibit 1F to the Credit Agreement, the Lenders' Commitments, is replaced with Exhibit 1G to this Amendment.

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         7. Representations and Warranties. To induce the Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Agent and the Lenders that each and every representation and warranty set forth in the Credit Agreement is true and correct as of the date hereof, and shall be deemed remade by the Borrower as of the date hereof.

         8. Conditions to Advances; Documentation. The effectiveness of this Amendment shall be conditioned upon the execution and/or delivery of this Amendment by the Borrowers and the Lenders.

         9. Incorporation of Credit Agreement. The parties agree that this Amendment shall be an integral part of the Credit Agreement, that all of the terms set forth therein are incorporated in this Amendment by reference, and that all terms of this Amendment are incorporated therein as of the date of this Amendment. All of the terms and conditions of the Credit Agreement which are not modified in this Amendment shall remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Credit Agreement, the terms of this Amendment shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                            PREMIUM STANDARD FARMS, INC.,
                                            A DELAWARE CORPORATION
ATTEST:

BY:/s/ Dennis D. Rippe                      BY: /s/ Stephen Lightstone
   ---------------------------                  -------------------------------
ITS: Vice President                         ITS: Executive Vice President
     -------------------------                   ------------------------------

                                            CGC ASSET ACQUISITION CORP.
                                            A DELAWARE CORPORATION

                                            BY: /s/ Stephen Lightstone
                                                -------------------------------
                                            ITS: Executive Vice President
                                                -------------------------------



                                            U.S. BANCORP AG CREDIT, INC., AS
                                            AGENT AND AS A LENDER
                                            950 17TH STREET, SUITE 350
                                            DENVER, COLORADO  80202

                                            BY: /s/ Dwayne Sharp
                                                -------------------------------
                                            ITS: Vice President
                                                -------------------------------

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                                            FARM CREDIT SERVICES OF
                                            WESTERN MISSOURI, PCA

                                            BY: /s/
                                                -------------------------------
                                            ITS: Senior Vice President
                                                -------------------------------

                                            FIRSTAR BANK, N.A. (F/K/A MERCANTILE
                                            BANK NATIONAL ASSOCIATION)

                                            BY: /s/ Wayne C. Lewis
                                                -------------------------------
                                            ITS: Vice President
                                                -------------------------------

                                            HARRIS TRUST AND SAVINGS BANK

                                            BY: /s/
                                                -------------------------------
                                            ITS: Vice President
                                                -------------------------------

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